UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 High Bluff Drive, Suite 385 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 487-1255

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 8, 2013, Evoke Pharma, Inc. (the “Company”) closed the full exercise of the over-allotment option granted to the representative of the underwriters to purchase an additional 315,000 shares of its common stock, at a price to the public of $12.00 per share, in connection with the Company’s recently announced underwritten initial public offering (the “Offering”). This exercise brings the total shares of common stock issued in the Offering to 2,415,000, and total gross proceeds from the Offering to $28,980,000, before underwriting discounts and commissions and offering expenses payable by the Company. Aegis Capital Corp. acted as sole book-running manager for the Offering. Cantor Fitzgerald & Co. and Feltl and Company, Inc. acted as co-managers for the Offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on September 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2013	EVOKE PHARMA, INC.

	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary